Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Fourth Quarter and Full Year 2023 Results

FOR IMMEDIATE RELEASE

CANTON, Ohio (March 20, 2024) – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its fourth quarter and full-year fiscal 2023 results for the period ended December 31, 2023.

“The performance of the fourth quarter highlights the significant progress that we have made over the course of the last year”, stated Michael Crawford, HOFV President & CEO. “We remained focused on operational execution within all our business verticals, which led to record fourth quarter revenue. As an early-stage Company, it is mission critical that we continue to make the necessary strategic investments to enhance business growth, increase operational efficiency, and elevate our Media and Gaming product and brands within the sports and entertainment industry. In addition, our synergistic business model helps create integrated guest experiences and growth throughout our organization. As we enter 2024, I am very excited with the plan we have to grow our operational capabilities by adding a roster of diverse events, strategic partnerships, and new experiences that will bring millions of guests to our campus. Finally, we are committed to telling great stories with multiple new Hall of Fame Village Media projects being shopped for production and distribution.” Crawford went on to share, “Our priorities remain creating one-of-a-kind content and experiences for our guests to enjoy, completing the Phase II development of Hall of Fame Village, and continue our work on a balance sheet structure that creates shareholder value and supports the company’s long-term success.”

Key Financial Highlights

●	Fourth quarter revenue was $6.1 million, an increase of 101% compared to the same period in the prior year, primarily driven by continued operationalization of Hall of Fame Village through event and rental revenue. For the full year, revenue was $24.1 million, an increase of 51% compared to the prior year. Full year results were driven by event and rental revenue at Hall of Fame Village and hotel revenue at the Doubletree by Hilton Downtown Canton.

●	Fourth quarter net loss attributable to shareholders was $20.2 million, compared to a net loss of $18.5 million in the same period in the prior year. The change was primarily driven by impairment expense related to the agreement of the ForeverLawn Sports Complex sale and was partially offset by an increase in other income resulting from an award by an arbitration panel and an increase in total revenue. For the full year, net loss was $69.7 million compared to a net loss of $46.9 million, primarily driven by increased net interest expense and operating expenses.

●	Fourth quarter adjusted EBITDA was a loss of $1.9 million, compared to a loss of $5.5 million in the same period in the prior year. For the full year, adjusted EBITDA was a loss of $25.5 million compared to a loss of $26.0 million in the prior year as increased operating expense was mostly offset by revenue. See page 6 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance of $11.8 million, including $8.6 million in restricted cash, compared to $11.8 million, including $7.5 million in restricted cash, as of September 30, 2023.

Key Business Highlights

●	Hall of Fame Village hosted many large events at Hall of Fame Village including Emmy and Grammy nominated comedian, Bill Burr, all seven divisions of the OHSAA Football Championships, and Winter Blitz. In addition to these large events, additional revenue was generated from campus programming and tenant and event rentals associated with our synergistic revenue model.

●	The Company announced the strategic partnership with Josh Harris and David Blitzer to elevate and expand youth sports programming at the Hall of Fame Village. The partnership will amplify youth sports programming and create world-class experiences for participants at the ForeverLawn Sports Complex and will extend to youth sports programming at the Hall of Fame Village’s Center for Performance.

●	The Company partnered with several new prominent companies including Coca-Cola Consolidated, the Ohio Lottery!, and Enviroscapes.

●	The Company completed a $2.8 million public offering of common stock and warrants to increase institutional ownership and improve stock trading volumes.

Conference Call

The Company will host a conference call and webcast Thursday, March 21, 2023, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: https://ir.hofreco.com.

###

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “plan,” “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022
Revenues
Sponsorships, net of activation costs	$2,819,041	$2,697,487
Event, rents, restaurant, and other revenues	13,855,169	7,116,594
Hotel revenues	7,455,463	6,165,291
Total revenues	24,129,673	15,979,372
Operating expenses
Operating expenses	43,171,407	35,982,464
Hotel operating expenses	6,491,625	5,949,839
Impairment expense	8,845,000	-
Depreciation expense	15,069,782	12,037,374
Total operating expenses	73,577,814	53,969,677

Loss from operations	(49,448,141)	(37,990,305)

Other income (expense)
Interest expense, net	(18,763,838)	(5,377,146)
Amortization of discount on note payable	(3,589,858)	(6,250,721)
Other income	4,265,937	604,912
Change in fair value of warrant liability	686,000	9,422,000
Change in fair value of interest rate swap	163,850	(200,000)
Change in fair value of investments available for sale	(2,067,754)	-
Loss on extinguishment of debt	-	(6,377,051)
Total other expense	(19,305,663)	(8,178,006)

Net loss	$(68,753,804)	$(46,168,311)

Preferred stock dividends	(1,064,000)	(1,064,000)
Loss attributable to non-controlling interest	72,265	285,807
Net loss attributable to HOFRE stockholders	$(69,745,539)	$(46,946,504)
Net loss per share, basic and diluted	$(11.97)	$(9.01)
Weighted average shares outstanding, basic and diluted	5,826,504	5,208,054

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(68,753,804)	$(46,168,311)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation expense	15,069,782	12,037,374
Amortization of note discount and deferred financing costs	3,577,034	6,250,721
Amortization of financing liability	6,914,176	1,156,362
Bad debt expense	244,143	807,877
Recognition of film costs	160,000	-
Impairment of sports fields and film costs	8,845,000	-
Interest income on investments held to maturity	(563,652)	(72,917)
Interest paid in kind	6,671,400	3,969,093
Loss on extinguishment of debt	-	6,377,051
Gain on sale of asset	(148,796)	-
Gain on outcome of arbitration	(4,117,141)	-
Change in fair value of warrant liability	(686,000)	(9,422,000)
Change in fair value of interest rate swap	(163,850)	200,000
Change in fair value of investments available for sale	2,067,754	(67,754)
Stock-based compensation expense	2,756,849	3,925,303
Non-cash operating lease expense	520,831	179,898
Changes in operating assets and liabilities:
Accounts receivable	(798,752)	(251,795)
Prepaid expenses and other assets	(357,126)	289,396
Accounts payable and accrued expenses	2,026,036	9,924,830
Operating leases	(319,056)	17,753
Due to affiliates	438,389	3,015,292
Other liabilities	(383,655)	2,939,079
Net cash used in operating activities	(27,000,438)	(4,892,748)

Cash Flows From Investing Activities
Additions to project development costs and property and equipment	(45,590,651)	(95,167,689)
Proceeds from securities held to maturity	89,470,392	-
Proceeds from sale of property and equipment	241,691	-
Investment in securities held to maturity	(71,947,597)	(16,960,598)
Net cash used in investing activities	(27,826,165)	(112,128,287)

Cash Flows From Financing Activities
Proceeds from notes payable	43,075,339	79,196,400
Payment for fractional shares	-	(118,344)
Repayments of notes payable	(5,757,301)	(19,256,319)
Payment of financing costs	(2,226,310)	(11,559,606)
Payment for repurchase of interest rate swap	(36,150)	-
Payment of Series B dividends	(450,000)	(750,000)
Proceeds from sale of common stock under ATM	39,261	20,777,893
Proceeds from failed sale leaseback	-	65,588,519
Proceeds from common stock offering	2,500,996	-
Payment on financing liability	(4,019,531)	(729,166)
Net cash provided by financing activities	33,126,304	133,149,377

Net (decrease) increase in cash and restricted cash	(21,700,299)	16,128,342

Cash and restricted cash, beginning of year	33,516,382	17,388,040

Cash and restricted cash, end of year	$11,816,083	$33,516,382

Cash	$3,243,353	$26,016,547
Restricted Cash	8,572,730	7,499,835
Total cash and restricted cash	$11,816,083	$33,516,382

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
Assets
Cash	$3,243,353	$26,016,547
Restricted cash	8,572,730	7,499,835
Investments held to maturity	-	17,033,515
Investments available for sale	2,000,000	4,067,754
Accounts receivable, net	1,108,460	1,811,143
Prepaid expenses and other assets	3,514,135	3,340,342
Property and equipment, net	344,378,835	248,826,853
Property and equipment held for sale	12,325,227	-
Right-of-use lease assets	7,387,693	7,562,048
Project development costs	59,366,200	140,138,924
Total assets	$441,896,633	$456,296,961

Liabilities and stockholders’ equity Liabilities
Notes payable, net	$219,532,941	$171,315,860
Accounts payable and accrued expenses	21,825,540	17,575,683
Due to affiliate	1,293,874	855,485
Warrant liability	225,000	911,000
Financing liability	62,982,552	60,087,907
Derivative liability - interest rate swap	-	200,000
Operating lease liability	3,440,630	3,413,210
Other liabilities	5,858,682	10,679,704
Total liabilities	315,159,219	265,038,849

Commitments and contingencies

Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 4,917,000 shares authorized; no shares issued or outstanding at December 31, 2023 and 2022	-	-
Series B convertible preferred stock, $0.0001 par value; 15,200 shares designated; 200 shares issued and outstanding at December 31, 2023 and 2022; liquidation preference of $222,011 as of December 31, 2023	-	-
Series C convertible preferred stock, $0.0001 par value; 15,000 shares designated; 15,000 shares issued and outstanding at December 31, 2023 and 2022; liquidation preference of $15,707,500 as of December 31, 2023	2	2
Common stock, $0.0001 par value; 300,000,000 shares authorized; 6,437,020 and 5,604,869 shares issued and outstanding at December 31, 2023 and 2022, respectively	643	560
Additional paid-in capital	344,335,489	339,038,466
Accumulated deficit	(216,643,882)	(146,898,343)
Total equity attributable to HOFRE	127,692,252	192,140,685
Non-controlling interest	(954,838)	(882,573)
Total equity	126,737,414	191,258,112
Total liabilities and stockholders’ equity	$441,896,633	$456,296,961

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The press release includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(20,163,050)	$(18,507,694)	$(69,745,539)	$(46,946,504)
(Benefit from) provision for income taxes	-	-	-	-
Interest expense	4,700,254	1,571,836	18,763,838	5,377,146
Depreciation expense	4,583,447	2,616,789	15,069,782	12,037,374
Amortization of discount on note payable	432,043	2,639,983	3,589,858	6,250,721
EBITDA	(10,447,306)	(11,679,086)	(32,322,061)	(23,281,263)

Loss on extinguishment of debt	-	6,228,579	-	6,377,051
Impairment expense	8,845,000	-	8,845,000	-
Other Income	(4,117,141)	(67,754)	(4,265,937)	(604,912)
Change in fair value of warrant liability	(179,000)	(411,000)	(686,000)	(9,422,000)
Change in fair value of interest rate swap	-	72,000	(163,850)	200,000
Change in fair value of securities availble for sale	3,751,000		2,067,754
Preferred stock dividends	266,000	266,000	1,064,000	1,064,000
Non-controlling interest	(6,616)	51,359	(72,265)	(285,807)
Adjusted EBITDA	$(1,888,063)	$(5,539,902)	$(25,533,359)	$(25,952,931)

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com